SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                                 August 9, 1999
                        (Date of earliest event reported)

                             JONES INTERCABLE, INC.
               (Exact name of registrant as specified in charter)



         Colorado                    1-9953                     84-0613514
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)



          c/o Comcast Corporation
1500 Market Street, Philadelphia, Pennsylvania              19102-2148
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code: (215) 665-1700



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ITEM 5.  Other Events.

                  On August 9, 1999, Comcast Corporation, a Pennsylvania corporation ("Comcast"), announced that it intends to offer to exchange (the "Exchange Offer") 1.4 shares of its Class A Special Common Stock for each share of Common Stock or Class A Common Stock of Jones Intercable, Inc., a Colorado corporation (the "Company"), for up to 79% of the combined number of shares of Common Stock and Class A Common Stock of the Company outstanding (subject to certain terms and conditions to be contained in the offer documents). Based on the closing market prices of Comcast Class A Special Common Stock, the Company's Class A Common Stock and the Company's Common Stock as of August 6, 1999, the exchange offer would value each share of the Company's Class A Common Stock at $50.31, a 9.1% premium over its closing price and each share of the Company's Common Stock at $50.31, a 12.7% premium over its closing price. Comcast expects to commence the Exchange Offer as soon as reasonably practicable after a registration statement on Form S-4 relating to its Class A Special Common Stock to be offered in the Exchange Offer is filed with and declared effective by the Securities and Exchange Commission, pursuant to applicable securities laws.

                  Comcast through its wholly owned subsidiary, Comcast Cable Communications, Inc., currently owns 13,782,500 shares of the Company's Class A Common Stock and 2,878,151 shares of the Company's Common Stock, representing approximately 37.3% and 56.3% of the outstanding shares of each respective class.



ITEM 7.  Financial Statements and Exhibits.

                  (c)      Exhibits:

                  None.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     JONES INTERCABLE, INC.



                                     By:  /s/  Arthur R. Block
                                          Vice President and
                                          Senior Deputy General Counsel





Date:  August 9, 1999